                                                         FREE WRITING PROSPECTUS
                                                      FILED PURSUANT TO RULE 433
                                       REGISTRATION STATEMENT NO.: 333-127968-01

                                       GG6

                      Structural and Collateral Term Sheet
                          $3,593,754,000 (Approximate)

                      GS MORTGAGE SECURITIES TRUST 2006-GG6
                                AS ISSUING ENTITY

                      GS MORTGAGE SECURITIES CORPORATION II
                                  AS DEPOSITOR

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-GG6

                   Greenwich Capital Financial Products, Inc.
                         Goldman Sachs Mortgage Company
                       Mortgage Loan Sellers and Sponsors

                         Commerzbank AG, New York Branch
                              Mortgage Loan Seller

                       Wachovia Bank, National Association
                                 Master Servicer

                            ING Clarion Partners, LLC
                                Special Servicer

                                  March 3, 2006

         IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF
                            ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

     IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

(RBS GREENWICH CAPITAL LOGO)                                GOLDMAN, SACHS & CO.

                          Co-Lead Bookrunning Managers

CREDIT SUISSE                                                MERRILL LYNCH & CO.
MORGAN STANLEY                                               WACHOVIA SECURITIES

GSMS 2006-GG6

STRUCTURAL OVERVIEW

OFFERED CERTIFICATES

                                                                                                              ASSUMED
                                                             APPROX. % OF     WEIGHTED                         FINAL
                      APPROX. CERTIFICATE   APPROX. CREDIT   CUT-OFF DATE      AVERAGE       PRINCIPAL     DISTRIBUTION
CLASS   S&P   FITCH         BALANCE             SUPPORT         BALANCE       LIFE (1)       WINDOW (1)      DATE (1)     RATE TYPE
-----   ---   -----   -------------------   --------------   ------------   ------------   -------------   ------------   ---------

A-1     AAA    AAA       $  102,000,000         30.000%          2.615%          3.01      04/06 - 06/10       06/10         (4)
A-2     AAA    AAA       $1,052,000,000         30.000%         26.968%          4.72      06/10 - 03/11       03/11         (4)
A-3     AAA    AAA       $   75,600,000         30.000%          1.938%          6.80      01/13 - 01/13       01/13         (4)
A-AB    AAA    AAA       $  187,800,000         30.000%          4.814%          7.46      03/11 - 09/15       09/15         (4)
A-4     AAA    AAA       $1,001,467,000         30.000%         25.672%          9.62      09/15 - 12/15       12/15         (4)
A-1A    AAA    AAA       $  311,801,000         30.000%          7.993%          7.49      04/06 - 12/15       12/15         (4)
A-M     AAA    AAA       $  390,095,000         20.000%         10.000%          9.78      12/15 - 01/16       01/16         (4)
A-J     AAA    AAA       $  292,572,000         12.500%          7.500%          9.83      01/16 - 02/16       02/16         (4)
B       AA+    AA+       $   19,504,000         12.000%          0.500%          9.88      02/16 - 02/16       02/16         (4)
C       AA      AA       $   48,762,000         10.750%          1.250%          9.88      02/16 - 02/16       02/16         (4)
D       AA-    AA-       $   39,010,000          9.750%          1.000%          9.88      02/16 - 02/16       02/16         (4)
E       A+      A+       $   29,257,000          9.000%          0.750%          9.88      02/16 - 02/16       02/16         (4)
F        A      A        $   43,886,000          7.875%          1.125%          9.88      02/16 - 02/16       02/16         (4)

NON - OFFERED CERTIFICATES

                                                                                                            ASSUMED
                         APPROX. CERTIFICATE                    APPROX. % OF   WEIGHTED                       FINAL
                          BALANCE / NOTIONAL   APPROX. CREDIT   CUT-OFF DATE    AVERAGE     PRINCIPAL     DISTRIBUTION
CLASS      S&P   FITCH          AMOUNT             SUPPORT         BALANCE     LIFE (1)     WINDOW (1)      DATE (1)     RATE TYPE
-------   ----   -----   -------------------   --------------   ------------   --------   -------------   ------------   ---------

G (2)      A-      A-       $   39,009,000         6.875%          1.000%        9.88     02/16 - 02/16       02/16         (4)
H (2)     BBB+    BBB+      $   39,010,000         5.875%          1.000%        9.88     02/16 - 02/16       02/16         (4)
J (2)     BBB     BBB       $   43,886,000         4.750%          1.125%        9.88     02/16 - 02/16       02/16         (4)
K (2)     BBB-    BBB-      $   43,885,000         3.625%          1.125%        9.88     02/16 - 02/16       02/16         (4)
L (2)     BB+     BB+       $   24,381,000         3.000%          0.625%        9.88     02/16 - 02/16       02/16         (4)
M (2)      BB      BB       $   14,629,000         2.625%          0.375%        9.88     02/16 - 02/16       02/16         (4)
N (2)     BB-     BB-       $   19,505,000         2.125%          0.500%        9.89     02/16 - 03/16       03/16         (4)
O (2)      B+      B+       $    4,876,000         2.000%          0.125%        9.96     03/16 - 03/16       03/16         (4)
P (2)      B       B        $    9,752,000         1.750%          0.250%        9.96     03/16 - 03/16       03/16         (4)
Q (2)      B-      B-       $   14,629,000         1.375%          0.375%        9.96     03/16 - 03/16       03/16         (4)
S (2)      NR      NR       $   53,638,520         0.000%          1.375%        9.96     03/16 - 03/16       03/16         (4)
X (2,3)   AAA     AAA       $3,900,954,520           N/A             N/A          N/A     N/A                 N/A           (3)

(1)  As of the cut-off date, the weighted average life, principal window and assumed final distribution date were calculated assuming no prepayments will be made on the mortgage loans prior to their related maturity dates and the other assumptions set forth under "YIELD AND MATURITY
     CONSIDERATIONS - Yield Considerations" in the prospectus supplement.

(2)  Not offered hereby. Any information provided in this term sheet regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates.

(3)  The class X certificates will not have a certificate balance and their holders will not receive distributions of principal, but these holders are entitled to receive payments of the aggregate interest accrued on the notional amount of the class X certificates as described in the prospectus supplement.

(4)  For any distribution date, the pass-through rates on the class A-1, class
     A-2, class A-3, class A-AB, class A-4, class A-1A, class A-M class A-J, class B, class C, class D, class E, class F, class G, class H, class J, class K, class L, class M, class N, class O, class P, class Q and class S certificates will equal one of (i) a fixed rate, (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted if necessary to accrue on the basis of a 360-day year consisting of twelve
     30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs, (iii) a rate equal to the lesser of a specified pass-through rate and the rate specified in clause (ii) or (iv) the rate specified in clause (ii) less a specified percentage.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") for PHIC OMITTED][GRAPHIC
OMITTED] the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

(RBS GREENWICH CAPITAL LOGO)                                (GOLDMAN SACHS LOGO)

                                       -2-

GSMS 2006-GG6

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE

GENERAL CHARACTERISTICS (1)                                      TOTAL POOL     LOAN GROUP 1 (3)   LOAN GROUP 2 (4)
---------------------------                                    --------------   ----------------   ----------------

Initial mortgage pool balance ..............................   $3,900,954,521    $3,589,152,703      $311,801,818
Number of mortgage loans ...................................              188               168                20
Number of mortgaged properties .............................              315               286                29
Percentage of investment grade shadow rated loans (2) ......              6.1%              6.7%              0.0%
Weighted average underwritten debt service coverage ratio ..             1.43x             1.44x             1.39x
Weighted average cut-off date loan-to-value ratio ..........             72.7%             72.5%             75.2%
Average cut-off date principal balance .....................   $   20,749,758    $   21,364,004      $ 15,590,091
Weighted average mortgage interest rate ....................            5.654%            5.677%            5.394%
Loans with single tenant percentage ........................              3.4%              7.1%              0.0%

(1)  Unless otherwise noted, references in this term sheet include the senior pari passu companion loan in the trust secured by the Maryland Multifamily
     Portfolio, JQH Hotel Portfolio B3 and the Shaner Hotel Portfolio
     Properties, do not include the related senior pari passu companion loan(s)
     that are outside the trust nor, with respect to these or any other mortgage loans in a split loan structure, any related subordinate companion loan.

(2)  The Shops at LaCantera and Whalers Village are investment grade loans. S&P and Fitch have confirmed that these loans, in the context of their inclusion in the trust, have credit characteristics consistent with that of an obligation rated investment grade.

(3)  Loan Group 1 consists of 168 non-multifamily loans.

(4)  Loan Group 2 consists of 18 multifamily loans and 2 mobile home park loans.

TEN LARGEST LOANS

                                                                                            LOAN
                                    CUT-OFF DATE    % OF INITIAL                PROPERTY   BALANCE         CUT-OFF
                                 PRINCIPAL BALANCE    MORTGAGE      PROPERTY      SIZE       PER           DATE LTV   SHADOW RATINGS
           LOAN NAME                    ($)         POOL BALANCE      TYPE     SF / ROOM   SF/ROOM   DSCR  RATIO (%)   (S&P / FITCH)
           ---------             -----------------  ------------  -----------  ---------  --------  -----  ---------  --------------

Northlake Mall                     $  215,500,000        5.5%        Retail     540,854   $    398  1.56x    74.3%
JQH Hotel Portfolio D                 214,000,000        5.5      Hospitality     2,022   $105,836  1.56x    75.1%
Windsor Capital Embassy
Suites Portfolio                      187,500,000        4.8      Hospitality     1,906   $ 98,374  1.37x    78.6%
Maryland Multifamily Portfolio        140,000,000        3.6      Multifamily     5,517   $ 61,628  1.42x    75.9%
One Commerce Square                   130,000,000        3.3         Office     942,866   $    138  1.33x    72.2%
The Shops at LaCantera (1)            129,255,976        3.3         Retail     381,978   $    338  2.08x    45.4%        AAA / A+
Whalers Village (1)                   109,504,922        2.8         Retail     112,261   $    975  1.72x    60.8%       AA / BBB+
COPT Portfolio                        103,000,000        2.6         Office     702,924   $    147  1.53x    77.6%
1625 & 1675 Broadway                   94,100,000        2.4         Office     767,238   $    123  1.52x    79.2%
Hughes Airport Center Portfolio        84,000,000        2.2       Industrial   703,603   $    119  1.20x    76.2%
                                   --------------       ----
TOTAL/WTD. AVG                     $1,406,860,898       36.1%                                       1.53X    71.9%
                                   ==============       ====                                        ====     ====

(1)  S&P and Fitch have confirmed that this loan, in the context of its inclusion in the trust, has credit characteristics consistent with that of an obligation rated investment grade.

PROPERTY TYPES

                     NUMBER OF MORTGAGED   AGGREGATE CUT-OFF DATE   % OF INITIAL MORTGAGE                    WTD. AVG. CUT-OFF DATE
   PROPERTY TYPE          PROPERTIES        PRINCIPAL BALANCE ($)        POOL BALANCE       WTD. AVG. DSCR        LTV RATIO (%)
   -------------     -------------------   ----------------------   ---------------------   --------------   ----------------------

Office                        70               $1,451,443,431                37.2%               1.38x                75.4%
Retail                       116                1,222,272,796                31.3                1.49x                68.3%
Hospitality                   46                  619,964,692                15.9                1.50x                72.8%
Multifamily                   27                  307,212,863                 7.9                1.39x                75.3%
Industrial                    36                  217,055,951                 5.6                1.32x                75.5%
Other                          4                   43,490,000                 1.1                1.37x                72.4%
Self-Storage                  14                   34,925,833                 0.9                1.47x                74.0%
Mobile Home Park               2                    4,588,954                 0.1                1.29x                68.0%
                             ---               --------------               -----
TOTAL/WTD. AVG               315               $3,900,954,521               100.0%               1.43X                72.7%
                             ===               ==============               =====

PROPERTY LOCATIONS

                     NUMBER OF MORTGAGED   AGGREGATE CUT-OFF DATE   % OF INITIAL MORTGAGE                    WTD. AVG. CUT-OFF DATE
PROPERTY LOCATIONS        PROPERTIES        PRINCIPAL BALANCE ($)        POOL BALANCE       WTD. AVG. DSCR        LTV RATIO (%)
------------------   -------------------   ----------------------   ---------------------   --------------   ----------------------

North Carolina                16               $  466,512,187                12.0%               1.46x                75.7%
Texas                         37                  405,076,644                10.4                1.60x                64.3%
California                    25                  358,240,860                 9.2                1.37x                70.4%
Maryland                      22                  319,279,000                 8.2                1.47x                74.2%
Washington                     8                  248,533,741                 6.4                1.33x                79.1%
Florida                       19                  194,878,023                 5.0                1.44x                73.9%
Hawaii                         7                  185,383,861                 4.8                1.64x                59.8%
Pennsylvania                   5                  184,531,572                 4.7                1.33x                74.1%
Colorado                       9                  167,946,740                 4.3                1.48x                76.1%
Other (1)                    167                1,370,571,893                35.1                1.38x                74.2%
                             ---               --------------               -----
TOTAL/WTD. AVG               315               $3,900,954,521               100.0%               1.43X                72.7%
                             ===               ==============               =====

(1)  Includes 36 states and the District of Columbia.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

(RBS GREENWICH CAPITAL LOGO)                                (GOLDMAN SACHS LOGO)

                                      -3-

GSMS 2006-GG6

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE

DISTRIBUTION OF CUT-OFF DATE PRINCIPAL BALANCE

                                                              PERCENTAGE OF
                                                                AGGREGATE
RANGE OF                       NUMBER OF      CUT-OFF DATE    CUT-OFF DATE
CUT-OFF DATEBALANCES ($)    MORTGAGE LOANS       BALANCE         BALANCE
------------------------    --------------   --------------   -------------
1,392,238 - 2,499,999              10        $   20,465,760         0.5%
2,500,000 - 4,999,999              43           156,778,065         4.0
5,000,000 - 6,999,999              22           128,477,942         3.3
7,000,000 - 9,999,999              28           228,614,994         5.9
10,000,000 - 14,999,999            27           320,361,171         8.2
15,000,000 - 19,999,999            18           307,434,524         7.9
20,000,000 - 39,999,999            16           456,104,167        11.7
40,000,000 - 59,999,999             7           352,997,000         9.0
60,000,000 - 69,999,999             2           137,990,000         3.5
70,000,000 - 89,999,999             6           468,870,000        12.0
90,000,000 - 109,999,999            3           306,604,922         7.9
110,000,000 - 149,999,999           3           399,255,976        10.2
150,000,000 - 215,500,000           3           617,000,000        15.8
                                  ---        --------------       -----
   TOTAL                          188        $3,900,954,521       100.0%

DISTRIBUTION OF DSCR

                                                      PERCENTAGE OF
                                                        AGGREGATE
                       NUMBER OF      CUT-OFF DATE    CUT-OFF DATE
RANGE OF DSCR (X)   MORTGAGE LOANS       BALANCE         BALANCE
-----------------   --------------   --------------   -------------
1.13 - 1.19                 6        $   88,154,774         2.3%
1.20 - 1.29                72         1,067,990,905        27.4
1.30 - 1.39                33           832,705,168        21.3
1.40 - 1.49                23           601,267,583        15.4
1.50 - 1.59                18           736,318,931        18.9
1.60 - 1.69                13           134,263,444         3.4
1.70 - 1.79                11           253,799,657         6.5
1.80 - 1.89                 4            21,630,847         0.6
1.90 - 1.99                 3            15,121,982         0.4
2.00 - 2.29                 4           146,701,230         3.8
2.30 - 2.52                 1             3,000,000         0.1
                          ---        --------------       -----
   TOTAL                  188        $3,900,954,521       100.0%

DISTRIBUTION OF AMORTIZATION TYPE

                                                      PERCENTAGE OF
                                                        AGGREGATE
                       NUMBER OF      CUT-OFF DATE     CUT-OFF DATE
AMORTIZATION TYPE   MORTGAGE LOANS       BALANCE         BALANCE
-----------------   --------------   --------------   -------------
Interest Only, Then
   Amortizing             114        $2,325,161,482       59.6%
Interest Only              25           986,459,000       25.3
Amortizing                 49           589,334,039       15.1
                          ---        --------------      -----
   TOTAL                  188        $3,900,954,521      100.0%

DISTRIBUTION OF LOCKBOXES

                                                 PERCENTAGE OF
                                                   AGGREGATE
                  NUMBER OF      CUT-OFF DATE     CUT-OFF DATE
LOCKBOX TYPE   MORTGAGE LOANS       BALANCE         BALANCE
------------   --------------   --------------   -------------
Hard                 42         $2,339,357,389       60.0%
Soft                 15         $  440,667,059       11.3%

DISTRIBUTION OF LTV RATIOS AT CUT-OFF DATE

                                                     PERCENTAGE OF
                                                        AGGREGATE
                      NUMBER OF      CUT-OFF DATE     CUT-OFF DATE
RANGE OF LTV (%)   MORTGAGE LOANS       BALANCE         BALANCE
----------------   --------------   --------------   -------------
38.20 - 50.00              9        $  193,523,325         5.0%
50.01 - 60.00             12            94,426,636         2.4
60.01 - 65.00             15           247,202,755         6.3
65.01 - 70.00             28           401,324,726        10.3
70.01 - 75.00             35           853,777,571        21.9
75.01 - 80.00             83         2,026,119,367        51.9
80.01 - 89.30              6            84,580,142         2.2
                         ---        --------------       -----
   TOTAL                 188        $3,900,954,521       100.0%

DISTRIBUTION OF MORTGAGE INTEREST RATE (%)

                                                      PERCENTAGE OF
                                                        AGGREGATE
RANGE OF MORTGAGE      NUMBER OF      CUT-OFF DATE     CUT-OFF DATE
RATES (%)           MORTGAGE LOANS       BALANCE         BALANCE
-----------------   --------------   --------------   -------------
4.850% - 5.000%             7        $  164,407,976       4.2%
5.001% - 5.250%            17           295,396,026       7.6
5.251% - 5.500%            32         1,001,302,178      25.7
5.501% - 5.750%            72         1,206,214,015      30.9
5.751% - 6.000%            42           608,405,970      15.6
6.001% - 6.500%            14           494,094,418      12.7
6.501% - 6.865%             4           131,133,938       3.4
                          ---        --------------     -----
  TOTAL                   188        $3,900,954,521     100.0%

DISTRIBUTION OF ORIGINAL TERMS TO MATURITY

                                                      PERCENTAGE OF
RANGE OF ORIGINAL                                       AGGREGATE
TERMS TO MATURITY      NUMBER OF      CUT-OFF DATE     CUT-OFF DATE
(MOS)               MORTGAGE LOANS      BALANCE          BALANCE
-----------------   --------------   --------------   -------------
56 - 60                    21        $1,085,035,898        27.8%
61 - 119                   10           505,055,000        12.9
120 - 120                 157         2,310,863,623        59.2
                          ---        --------------       -----
   TOTAL                  188        $3,900,954,521       100.0%

DISTRIBUTION OF REMAINING TERMS TO MATURITY

                                                       PERCENTAGE OF
RANGE OF REMAINING                                       AGGREGATE
TERMS TO MATURITY       NUMBER OF      CUT-OFF DATE    CUT-OFF DATE
(MOS)                MORTGAGE LOANS       BALANCE         BALANCE
------------------   --------------   --------------   -------------
51 - 60                     21        $1,085,035,898        27.8%
61 - 110                     9           289,555,000         7.4
111 - 115                   17           380,595,492         9.8
116 - 116                   36           569,192,482        14.6
117 - 117                   20           369,182,372         9.5
118 - 118                   41           550,832,921        14.1
119 - 120                   44           656,560,356        16.8
                           ---        --------------       -----
   TOTAL                   188        $3,900,954,521       100.0%

DISTRIBUTION OF REMAINING AMORTIZATION TERMS

                                                       PERCENTAGE OF
RANGE OF REMAINING                                       AGGREGATE
AMORTIZATION TERMS      NUMBER OF      CUT-OFF DATE     CUT-OFF DATE
(MOS)                MORTGAGE LOANS       BALANCE         BALANCE
------------------   --------------   --------------   -------------
Interest Only               25        $  986,459,000        25.3%
238 - 299                   13           181,072,028         4.6
300 - 359                   41           689,232,010        17.7
360 - 360                  109         2,044,191,482        52.4
                           ---        --------------       -----
   TOTAL                   188        $3,900,954,521       100.0%

DISTRIBUTION OF PREPAYMENT PROVISIONS

                                                           PERCENTAGE OF
                                                             AGGREGATE
                            NUMBER OF      CUT-OFF DATE     CUT-OFF DATE
PREPAYMENT PROVISIONS    MORTGAGE LOANS       BALANCE         BALANCE
---------------------    --------------   --------------   -------------
Defeasance                     174        $3,790,351,302        97.2%
Greater of YM or 1%             12            95,053,219         2.4
YM/Defeasance                    1             9,550,000         0.2
Greater of YM+1% or 2%           1             6,000,000         0.2
                               ---        --------------       -----
   TOTAL                       188        $3,900,954,521       100.0%

DISTRIBUTION OF ESCROW TYPES

                                                        PERCENTAGE OF
                                                          AGGREGATE
                         NUMBER OF      CUT-OFF DATE    CUT-OFF DATE
ESCROW TYPE (1)       MORTGAGE LOANS       BALANCE         BALANCE
---------------       --------------   --------------   ------------
Real Estate Tax             153        $2,743,975,407       70.3%
Insurance                   147        $2,639,241,865       67.7%
Replacement Reserve         136        $2,465,078,984       63.2%
TI/LC (2)                    82        $1,696,687,153       58.7%

(1)  Includes initial and ongoing reserves and escrows.

(2)  The TI/LC percentage of initial mortgage pool balance does not include mortgage loans secured by multifamily, hospitality, manufactured housing community, other or self storage properties.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

(RBS GREENWICH CAPITAL LOGO)                                (GOLDMAN SACHS LOGO)

                                       -4-

GSMS 2006-GG6

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE

     The table below identifies each of the mortgage loans included in the trust that have corresponding companion loans.

                                                                   SUBORDINATE      PARI PASSU
                                      ORIGINAL                      COMPANION       COMPANION      ORIGINAL     ORIGINAL
                                     PRINCIPAL     % OF INITIAL   ORIGINAL LOAN   ORIGINAL LOAN   WHOLE LOAN   WHOLE LOAN
          MORTGAGE LOAN             LOAN BALANCE   POOL BALANCE      BALANCE         BALANCE          LTV         DSCR
          -------------             ------------   ------------   -------------   -------------   ----------   ----------

Maryland Multifamily Portfolio ..   $140,000,000       3.6%            N/A         $200,000,000      75.9%       1.42x
The Shops at LaCantera ..........   $130,000,000       3.3%       $50,000,000(1)       N/A           63.2%       1.46x
Millennium in Midtown ...........   $ 73,070,000       1.9%       $ 8,090,000(2)       N/A           81.6%       1.32x
SilverCreek Portfolio Phase I ...   $ 68,740,000       1.8%       $ 4,700,000(3)       N/A           85.5%       1.18x
JQH Hotel Portfolio B3 ..........   $ 55,000,000       1.4%            N/A         $186,000,000      68.3%       1.49x
Shaner Hotel Portfolio ..........   $ 24,800,000       0.6%       $11,200,000(4)   $ 82,500,000      72.9%       1.56x
Manchester Parkade ..............   $ 17,500,000       0.4%       $ 2,000,000(5)       N/A           75.6%       1.33x
Stones River Apartments .........   $  7,920,000       0.2%       $   495,000(6)       N/A           83.3%       1.09x
North Chase I ...................   $  6,080,000       0.2%       $   380,000(7)       N/A           85.0%       1.14x

(1)  The Shops at LaCantera Subordinate Companion Loan has an interest rate of
     5.656%.

(2)  The Millennium in Midtown Subordinate Companion Loan has an interest rate of 6.383%.

(3)  The SilverCreek Portfolio Phase I Subordinate Companion Loan has an
     interest rate of 6.500%.

(4)  The Shaner Hotel Portfolio Subordinate Companion Loan has an interest rate of 5.710%.

(5)  The Manchester Parkade Subordinate Companion Loan has an interest rate of
     5.795%.

(6)  The Stones River Apartments Subordinate Companion Loan has an interest rate of 12.750%.

(7)  The North Chase I Subordinate Companion Loan has an interest rate of
     12.750%.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

(RBS GREENWICH CAPITAL LOGO)                                (GOLDMAN SACHS LOGO)

                                       -5-

GSMS 2006-GG6

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE

MORTGAGE POOL PREPAYMENT PROFILE

                                 TOTAL POOL (1)

PREPAYMENT                             APRIL      APRIL      APRIL      APRIL      APRIL      APRIL      APRIL
RESTRICTIONS                           2006       2007       2008       2009       2010       2011       2012
------------                         --------   --------   --------   --------   --------   --------   --------

Locked out / Defeasance                 99.76%     99.76%     98.34%     97.75%     94.59%     96.18%     91.50%
> of YM or 1%                            0.00%      0.00%      1.66%      2.10%      2.09%      3.09%      3.10%
> of YM or 8%                            0.24%      0.24%      0.00%      0.00%      0.00%      0.00%      0.00%
> of YM + 1% or 2%                       0.00%      0.00%      0.00%      0.15%      0.15%      0.21%      0.21%
                                     --------   --------   --------   --------   --------   --------   --------
Open                                     0.00%      0.00%      0.00%      0.00%      3.18%      0.52%      5.20%
                                     --------   --------   --------   --------   --------   --------   --------
TOTAL (2)                              100.00%    100.00%    100.00%    100.00%    100.00%    100.00%    100.00%
   Balance of Mortgage Loans ($mm)   3,900.95   3,891.85   3,879.53   3,855.91   3,823.96   2,740.81   2,693.74
% OF CUT-OFF BALANCE                   100.00%     99.77%     99.45%     98.85%     98.03%     70.26%     69.05%

PREPAYMENT                             APRIL      APRIL      APRIL    APRIL
RESTRICTIONS                           2013       2014       2015      2016
------------                         --------   --------   --------   -----
Locked out / Defeasance                 96.38%     96.35%     85.47%  0.00%
> of YM or 1%                            3.39%      3.42%      3.41%  0.00%
> of YM or 8%                            0.00%      0.00%      0.00%  0.00%
> of YM + 1% or 2%                       0.22%      0.23%      0.00%  0.00%
                                     --------   --------   --------   -----
Open                                     0.00%      0.00%     11.11%  0.00%
                                     --------   --------   --------   -----
TOTAL (2)                              100.00%    100.00%    100.00%  0.00%
   Balance of Mortgage Loans ($mm)   2,415.76   2,351.48   2,313.16   0.00
% OF CUT-OFF BALANCE                    61.93%     60.28%     59.30%  0.00%

(1)  Table calculated using modeling assumptions as described in the prospectus supplement.

(2)  Differences in totals may exist due to rounding.

                                                               LOAN GROUP 1 (1)

PREPAYMENT                             APRIL      APRIL      APRIL      APRIL      APRIL      APRIL      APRIL
RESTRICTIONS                           2006       2007       2008       2009       2010       2011       2012
------------                         --------   --------   --------   --------   --------   --------   --------

Locked out / Defeasance                 99.73%     99.74%     98.20%     97.56%     94.11%     96.29%     96.30%
> of YM or 1%                            0.00%      0.00%      1.80%      2.28%      2.27%      3.48%      3.47%
> of YM or 8%                            0.27%      0.26%      0.00%      0.00%      0.00%      0.00%      0.00%
> of YM + 1% or 2%                       0.00%      0.00%      0.00%      0.16%      0.16%      0.23%      0.23%
                                     --------   --------   --------   --------   --------   --------   --------
Open                                     0.00%      0.00%      0.00%      0.00%      3.45%      0.00%      0.00%
                                     --------   --------   --------   --------   --------   --------   --------
TOTAL (2)                              100.00%    100.00%    100.00%    100.00%    100.00%    100.00%    100.00%
   Balance of Mortgage Loans ($mm)   3,589.15   3,580.26   3,568.48   3,546.02   3,515.78   2,434.44   2,403.60
% OF CUT-OFF BALANCE                   100.00%     99.75%     99.42%     98.80%     97.96%     67.83%     66.97%

PREPAYMENT                             APRIL      APRIL      APRIL    APRIL
RESTRICTIONS                           2013       2014       2015     2016
------------                         --------   --------   --------   -----
Locked out / Defeasance                 96.19%     96.16%     84.71%  0.00%
> of YM or 1%                            3.57%      3.60%      3.59%  0.00%
> of YM or 8%                            0.00%      0.00%      0.00%  0.00%
> of YM + 1% or 2%                       0.24%      0.24%      0.00%  0.00%
                                     --------   --------   --------   ----
Open                                     0.00%      0.00%     11.70%  0.00%
                                     --------   --------   --------   ----
TOTAL (2)                              100.00%    100.00%    100.00%  0.00%
   Balance of Mortgage Loans ($mm)   2,295.08   2,232.98   2,196.97   0.00
% OF CUT-OFF BALANCE                    63.94%     62.21%     61.21%  0.00%

(1)  Table calculated using modeling assumptions as described in the prospectus supplement.

(2)  Differences in totals may exist due to rounding.

                                LOAN GROUP 2 (1)

PREPAYMENT                            APRIL    APRIL    APRIL    APRIL    APRIL    APRIL    APRIL
RESTRICTIONS                          2006     2007     2008     2009     2010     2011     2012
------------                         ------   ------   ------   ------   ------   ------   ------

Locked out / Defeasance              100.00%  100.00%  100.00%  100.00%  100.00%   95.33%   51.75%
> of YM or 1%                          0.00%    0.00%    0.00%    0.00%    0.00%    0.00%    0.00%
> of YM or 8%                          0.00%    0.00%    0.00%    0.00%    0.00%    0.00%    0.00%
> of YM + 1% or 2%                     0.00%    0.00%    0.00%    0.00%    0.00%    0.00%    0.00%
                                     ------   ------   ------   ------   ------   ------   ------
Open                                   0.00%    0.00%    0.00%    0.00%    0.00%    4.67%   48.25%
                                     ------   ------   ------   ------   ------   ------   ------
TOTAL (2)                            100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%
   Balance of Mortgage Loans ($mm)   311.80   311.59   311.05   309.90   308.18   306.37   290.14
% OF CUT-OFF BALANCE                 100.00%   99.93%   99.76%   99.39%   98.84%   98.26%   93.05%

PREPAYMENT                            APRIL    APRIL    APRIL    APRIL
RESTRICTIONS                          2013     2014     2015     2016
------------                         ------   ------   ------   ------
Locked out / Defeasance              100.00%  100.00%  100.00%    0.00%
> of YM or 1%                          0.00%    0.00%    0.00%    0.00%
> of YM or 8%                          0.00%    0.00%    0.00%    0.00%
> of YM + 1% or 2%                     0.00%    0.00%    0.00%    0.00%
                                     ------   ------   ------   ------
Open                                   0.00%    0.00%    0.00%    0.00%
                                     ------   ------   ------   ------
TOTAL (2)                            100.00%  100.00%  100.00%    0.00%
   Balance of Mortgage Loans ($mm)   120.67   118.50   116.20     0.00
% OF CUT-OFF BALANCE                  38.70%   38.00%   37.27%    0.00%

(1)  Table calculated using modeling assumptions as described in the prospectus supplement.

(2)  Differences in totals may exist due to rounding.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

(RBS GREENWICH CAPITAL LOGO)                                (GOLDMAN SACHS LOGO)

                                       -6-

GSMS 2006-GG6

TRANSACTION TERMS

ISSUE TYPE                  Sequential Pay REMIC

CUT-OFF DATE                With respect to each mortgage loan, the later of the
                            due date in March 2006 for that mortgage loan or the
                            date of origination of that mortgage loan. All
                            mortgage loan characteristics are based on balances
                            as of the cut-off date after application of all
                            payments due on or before such date (whether or not
                            received). All percentages presented in this term
                            sheet are approximate.

MORTGAGE POOL               The mortgage pool consists of 188 mortgage loans
                            with an aggregate cut-off date balance of
                            $3,900,954,521, subject to a variance of +/- 5%. The
                            mortgage loans are secured by 315 mortgaged real
                            properties located throughout 45 states and the
                            District of Columbia. Loan Group 1 is comprised of
                            168 loans and Loan Group 2 is comprised of 20 loans.

ISSUING ENTITY              GS Mortgage Securities Trust 2006-GG6

DEPOSITOR                   GS Mortgage Securities Corporation II

SPONSORS                    Greenwich Capital Financial Products, Inc. and
                            Goldman Sachs Mortgage Company

MORTGAGE LOAN SELLERS       Greenwich Capital Financial Products, Inc., Goldman
                            Sachs Mortgage Company and Commerzbank AG, New York
                            Branch

UNDERWRITERS                Greenwich Capital Markets, Inc. and Goldman, Sachs &
                            Co., as Co-Lead Bookrunning Managers

                            Credit Suisse Securities (USA) LLC, Merrill Lynch &
                            Co., Morgan Stanley & Co. Incorporated and Wachovia
                            Capital Markets, LLC, as Co-Managers

TRUSTEE                     Wells Fargo Bank, N. A.

MASTER SERVICER             Wachovia Bank, National Association

SPECIAL SERVICER            ING Clarion Partners, LLC

RATING AGENCIES             Fitch, Inc. and Standard and Poor's Ratings
                            Services, a division of The McGraw-Hill Companies,
                            Inc.

DENOMINATIONS               $10,000 minimum for the offered certificates.

CLOSING DATE                On or about March 23, 2006

SETTLEMENT TERMS            Book-entry through DTC for all offered certificates.

DETERMINATION DATE          The sixth day of each month, or if such sixth day is
                            not a business day, the next business day.

DISTRIBUTION DATE           The tenth day of each month, or if any tenth day is
                            not a business day, the next business day, provided
                            that the distribution date will be at least four
                            business days following the determination date.

DISTRIBUTIONS               Each class of offered certificates will be entitled
                            on each distribution date to interest accrued at its
                            pass-through rate for that distribution date on the
                            outstanding certificate balance of the class during
                            the prior calendar month. Interest on the offered
                            certificates will be calculated on the basis of
                            twelve 30-day months and a 360-day year.

                            Generally, the interest from the Available
                            Distribution Amount related to Loan Group 1 will be
                            used to pay interest to class A-1, class A-2, class
                            A-3, class A-AB and class A-4, pro rata, until paid
                            in full. Generally, the interest from the Available
                            Distribution Amount related to Loan Group 2 will be
                            used to pay interest to the class A-1A until paid in
                            full. Generally, any remaining Available
                            Distribution Amount will be used to pay interest to
                            class X, until paid in full. If any of the above
                            Available Distribution Amounts are not sufficient to
                            pay interest on class A-1, class A-2, class A-3,
                            class A-AB, class A-4, class A-1A and class X, then
                            the entire Available Distribution Amount will be
                            used to pay interest pro rata to those certificates.

                            Generally, the Available Distribution Amount related
                            to Loan Group 1 will be used to pay principal to the
                            class A-1, class A-2, class A-3, class A-AB and
                            class A-4 certificates as follows:

                                 (1) to class A-AB the amount necessary to
                            reduce the aggregate certificate balance of the
                            class A-AB certificates to the class A-AB planned
                            principal balance;

                                 (2) to class A-1, until paid in full, all
                            amounts of Available Distribution Amount remaining
                            after the distributions pursuant to clause (1);

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

(RBS GREENWICH CAPITAL LOGO)                                (GOLDMAN SACHS LOGO)

                                      -7-

GSMS 2006-GG6

TRANSACTION TERMS

                                 (3) to class A-2, until paid in full, all
                            amounts of Available Distribution Amount remaining
                            after the distributions pursuant to clauses (1) and
                            (2);

                                 (4) to class A-3, until paid in full, all
                            amounts of Available Distribution Amount remaining
                            after the distributions pursuant to clauses (1), (2)
                            and (3);

                                 (5) to class A-AB, until paid in full, all
                            amounts of Available Distribution Amount remaining
                            after the distributions pursuant to clauses (1),
                            (2), (3) and (4); and

                                 (6) to class A-4, , until paid in full, all
                            amounts of Available Distribution Amount remaining
                            after the distributions pursuant to clauses (1),
                            (2), (3), (4) and (5).

                            After class A-1, A-2, A-3, A-AB and A-4 are paid all
                            amounts to which they are entitled, the remaining
                            Available Distribution Amount related to Loan Group
                            1 will be used to pay principal to class A-1A until
                            paid in full.

                            Generally, the Available Distribution Amount related
                            to Loan Group 2 will be used to pay principal to the
                            class A-1A until paid in full, then to pay principal
                            to the class A-1, A-2, A-3, A-AB and A-4 in the same
                            manner as principal distributions are made to those
                            classes with respect to amounts related to Loan
                            Group 1 as discussed above, until paid in full.

                            After class A-1, A-2, A-3, A-AB, A-4 and class A-1A
                            are paid all amounts to which they are entitled, the
                            remaining Available Distribution Amount related to
                            both Loan Groups will be used to pay interest and
                            principal sequentially to the class A-M, A-J, B, C,
                            D, E, F, G, H, J, K, L, M, N, O, P, Q and S
                            certificates.

                            Notwithstanding the foregoing, on and after the date
                            the certificate balances of the class A-M, A-J, B,
                            C, D, E, F, G, H, J, K, L, M, N, O, P, Q and S
                            certificates have been reduced to zero, principal
                            will be paid pro rata based on their certificate
                            balances to class A-1, A-2, A-3, A-AB, A-4 and class
                            A-1A without regard to loan groups.

LOSSES                      Realized Losses and Additional Trust Fund Expenses,
                            if any, will be allocated to the class S, class Q,
                            class P, class O, class N, class M, class L, class
                            K, class J, class H, class G, class F, class E,
                            class D, class C, class B, class A-J and class A-M
                            certificates, in that order, and then, pro rata, to
                            the class A-1, class A-2, class A-3, class A-AB,
                            class A-4 and class A-1A certificates (without
                            regard to the class A-AB planned principal balance
                            and without regard to loan groups).

PREPAYMENT PREMIUMS AND     Any prepayment premiums or yield maintenance charges
YIELD MAINTENANCE CHARGES   collected will be distributed to certificateholders
                            on the distribution date following the prepayment.
                            On each distribution date, the holders of any class
                            of offered certificates and class G, class H, class
                            J and class K certificates that are then entitled to
                            principal distributions will be entitled to a
                            portion of prepayment premiums or yield maintenance
                            charges equal to the product of (a) the amount of
                            the prepayment premiums or yield maintenance charges
                            net of workout fees and liquidation fees, multiplied
                            by (b) a fraction, the numerator of which is equal
                            to the excess, if any, of the pass-through rate for
                            that class of certificates over the relevant
                            discount rate, and the denominator of which is equal
                            to the excess, if any, of the mortgage interest rate
                            of the prepaid mortgage loan over the relevant
                            discount rate, multiplied by (c) a fraction, the
                            numerator of which is equal to the amount of
                            principal payable to that class of certificates on
                            that payment date from the group of which that
                            mortgage loan is a part on that payment date, and
                            the denominator of which is the Total Principal
                            Payment Amount from the group of which that mortgage
                            loan is a part on that payment date.

                            The portion, if any, of the prepayment premiums or
                            yield maintenance charges remaining after any
                            payments described above will be distributed 100% to
                            the holders of the class X certificates.

ADVANCES                    The master servicer and, if it fails to do so, the
                            trustee will be obligated to make P&I advances and
                            servicing advances, including paying delinquent
                            property taxes and insurance premiums, but only to
                            the extent that those advances are not deemed
                            non-recoverable and in the case of P&I advances
                            subject to any appraisal reductions that may occur.

APPRAISAL REDUCTIONS        An appraisal reduction generally will be created in
                            the amount, if any, by which the principal balance
                            of a required appraisal loan (plus other amounts
                            overdue or advanced in connection with such loan)
                            exceeds 90% of the appraised value of the related
                            mortgaged property plus certain escrows and reserves
                            (including letters of credit) held with respect to
                            the mortgage loan. As a result of calculating an
                            appraisal reduction amount for a given mortgage
                            loan, the interest portion of any P&I advance for
                            such loan will be reduced, which will have the
                            effect of reducing the amount of interest available
                            for distribution to the certificates in reverse
                            alphabetical order of the classes. A required
                            appraisal loan will cease to be a required appraisal
                            loan when the related mortgage loan has been brought
                            current for at least three consecutive months and no
                            other circumstances exist, which would cause such
                            mortgage loan to be a required appraisal loan.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

(RBS GREENWICH CAPITAL LOGO)                                (GOLDMAN SACHS LOGO)

                                      -8-

GSMS 2006-GG6

TRANSACTION TERMS

OPTIONAL TERMINATION        The master servicer, the special servicer and
                            certain certificateholders will have the option to
                            terminate the trust, in whole but not in part, and
                            purchase the remaining assets of the trust on or
                            after the payment date on which the stated principal
                            balance of the mortgage loans then outstanding is
                            less than 1.0% of the initial mortgage pool balance.
                            The purchase price will generally be at a price
                            equal to the unpaid aggregate principal balance of
                            the mortgage loans (or fair market value in the case
                            of REO Properties), plus accrued and unpaid interest
                            and certain other additional trust fund expenses, as
                            described in the prospectus supplement. In addition,
                            after the certificate balance of the class A-1
                            through class G certificates has been reduced to
                            zero, the trust may also be terminated, subject to
                            the consent of the master servicer (in its sole
                            discretion), if all of the remaining series 2006-GG6
                            certificates (excluding class R and class LR) are
                            held by a single certificateholder, and that
                            certificateholder exchanges all of the then
                            outstanding series 2006-GG6 certificates (excluding
                            class R and class LR) for the mortgage loans
                            remaining in the trust.

CONTROLLING CLASS           The class of sequential pay certificates (a) which
                            bears the latest alphabetical class designation
                            (other than the class X, class R and class LR
                            certificates) and (b) which has a certificate
                            balance greater than 25% of its original certificate
                            balance; provided, however, that if no class of
                            sequential pay certificates satisfies clause (b)
                            above, the controlling class will be the outstanding
                            class of sequential pay certificates bearing the
                            latest alphabetical class designation (other than
                            the class X, class R and class LR certificates);
                            provided, further, with respect to certain issues
                            related to the mortgage loans that are part of a
                            split structure, the holder of the majority interest
                            of the related subordinated or pari passu companion
                            loan may have certain consultation or approval
                            rights with respect to servicing matters, as
                            described in the prospectus supplement.

TENANTS                     References in this term sheet to the rating of a
                            tenant may refer to the rating of a parent of the
                            actual tenant and the rated entity may not be an
                            actual party to that lease. The rated parent may not
                            guarantee the lease.

ERISA                       The offered certificates are expected to be ERISA
                            eligible.

SMMEA                       The class A-1, class A-2, class A-3, class A-AB,
                            class A-4, class A-1A, class A-M, class A-J, class
                            B, class C and class D certificates are expected to
                            be "mortgage-related securities" for the purposes of
                            SMMEA so long as they remain rated in one of the two
                            highest rating categories by a nationally recognized
                            statistical rating organization.

None of the offered certificates or the mortgage loans included in the trust which back the certificates is insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer or by The Royal Bank of
Scotland plc, the depositor, the underwriters, the mortgage loan sellers, the master servicer, the special servicer, or any other party.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

(RBS GREENWICH CAPITAL LOGO)                                (GOLDMAN SACHS LOGO)

                                      -9-